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                                                                   EXHIBIT 10.20

                           FIRST AMENDMENT TO AMENDED
                      AND RESTATED SUBORDINATION AGREEMENT


        THIS FIRST AMENDMENT TO AMENDED AND RESTATED SUBORDINATION AGREEMENT (this "Amendment"), dated as of December 15, 1999, is entered into by and between CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation ("Senior Lender"), and KRAUSE'S FURNITURE, INC., a Delaware corporation ("Subordinating Lender").


                                     RECITALS

        A. Subordinating Lender and Senior Lender have previously entered into that certain Amended and Restated Subordination Agreement dated as of August 26, 1996 (the "Subordination Agreement"). Terms used herein without definition shall have the meanings ascribed to them in the Subordination Agreement.

        B. Subordinating Lender and Borrower have informed Senior Lender that they intend to amend, restate and replace all existing Junior Debt Documents with a new promissory note. In accordance with the terms of the Subordination Agreement, Subordinating Lender and Borrower hereby requests that Senior Lender
(i) consent to the issuance of such new promissory note to replace the existing Junior Debt Documents and (ii) amend the Subordination Agreement to reflect certain terms of such new promissory note.

        C. Senior Lender is willing to agree to give such consent and make such amendments to the Subordination Agreement under the terms and conditions set forth in this Amendment. Subordinating Lender is entering into this Amendment with the understanding and agreement that none of Senior Lender's rights or remedies as set forth in the Subordination Agreement is being waived or modified by the terms of this Amendment.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

        1.     Amendments to Subordination Agreement.

               (a) The definition of "Junior Debt" set forth in Section 1 of the Subordination Agreement is hereby amended and restated in its entirety to read as follows:

                      "'Junior Debt' means all present and future indebtedness
               and other obligations (direct and indirect) owing by Borrower to Subordinating Lender including, but not limited to, indebtedness owed under the Junior Debt Documents."



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               (b) The definition of "Junior Debt Documents" set forth in
        Section 1 of the Subordination Agreement is hereby amended and restated in its entirety to read as follows:

                      "`Junior Debt Documents' means all instruments and
               agreements evidencing the Junior Debt, including, but not limited to, that certain Subordinated Promissory Note, dated December 15, 1999 in the original principal amount of Forty One Million One Hundred Forty One Thousand Eight Hundred Thirty Five Dollars ($41,141,835) executed by Borrower to the order of Subordinating Lender, a copy of which is attached hereto as Exhibit A and incorporated herein by this reference."

               (c) Section 3(b) of the Subordination Agreement (entitled "Payments to Subordinating Lender") is hereby amended and restated in its entirety to read as follows:

                      "b. Payments to Subordinating Lender. If no default or
               event of default by Borrower under any present or future instrument or agreement (including the Senior Loan Agreement) between Borrower and Senior Lender shall have occurred, Borrower may make the following payments against the Junior Debt:

                             (i) quarterly payments of interest at a rate per
                      annum equal to one percent (1.0%) in excess of the rate announced publicly from time to time by Bank of America National Trust and Savings Association at its San Francisco executive offices as its "prime rate", but in any event not to exceed a maximum rate of ten percent (10%) per annum; and

                             (ii) semi-annual payments of principal, in an
                      amount not to exceed fifty percent (50%) of Excess Cash Flow for the applicable semi-annual period, if any (for the purposes of this Section 3(b)(ii), `Excess Cash Flow' shall mean, for any applicable semi-annual period, net income after taxes of Borrower, exclusive of extraordinary gains, plus depreciation and any other non-cash items to the extent deducted from the revenues of Borrower in the calculation of net income or loss, and less any capital expenditures that are actually made and not financed during such period); provided however, that (A) principal payments shall not be permitted, unless, notwithstanding the availability of Excess Cash Flow, after giving effect to such principal payment, Borrower has a minimum of One Million Dollars ($1,000,000) of Excess Availability (as defined under the Senior Loan Agreement) as of the last day of the applicable semi-annual period and (B) Borrower shall only be permitted to pay the semi-annual principal payments upon receipt and review by Lender of Borrower's financial statements for the semi-annual period to which the requested payment relates, which financial statements shall be prepared in accordance with GAAP consistently applied subject to normal year-end audit adjustments and shall show sufficient Excess Cash Flow to permit the principal payment and the required minimum Excess Availability;


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               provided further however, that after giving effect to any such payment to Subordinating Lender, no default or event of default by Borrower under any present or future instrument or agreement (including the Senior Loan Agreement between Borrower and Senior Lender) shall have occurred and prior to such payment, Borrower and Subordinating Lender shall have provided notice to Senior Lender of such intended payment or any demand for such payment. Except as provided in this Agreement, Borrower and Subordinating Lender agree and (Subordinating Lender acknowledges such agreement) that Borrower shall neither: (i) make any payments to Subordinating Lender in respect of the Junior Debt; nor (ii) without Senior Lender's prior written consent, execute or deliver any negotiable instruments as evidence of the Junior Debt."

               (d) The addresses set forth in Section 12 of the Loan Agreement to which notices are to be delivered to Senior Lender are hereby changed to the following:

               Senior Lender:       CONGRESS FINANCIAL CORPORATION (WESTERN)
                                    251 South Lake Avenue, Suite 900
                                    Pasadena, California  91101
                                    Attention: Account Executive

               With a copy to:      KELLEY DRYE & WARREN LLP
                                    777 South Figueroa Street, Suite 2700
                                    Los Angeles, California  90017
                                    Attention:  Marshall C. Stoddard, Jr., Esq.

        2. New Exhibit A. The existing Exhibit A to the Subordination Agreement is hereby replaced in its entirety with the Exhibit A attached hereto.

        3. Consent to New Junior Debt Documents. Subject to the terms and conditions set forth herein, Senior Lender hereby consents to the issuance of a new promissory note by Borrower to the order of Subordinating Lender to replace all existing Junior Debt Documents; provided that, such new promissory note shall be in form and substance satisfactory to Senior Lender.

        4. Effectiveness of this Amendment. Senior Lender must have received the following items, in form and substance acceptable to Senior Lender, or evidence of the occurrence thereof, before this Amendment is effective.

               (a) Amendment. This Amendment fully executed in a sufficient number of counterparts for distribution to Senior Lender and Subordinating Lender.

               (b) Authorizations. Evidence that the execution, delivery and performance by Subordinating Lender of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

               (c) Representations and Warranties. The representations and warranties of Subordinating Lender set forth herein must be true and correct.


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               (d) Eighth Amendment to Senior Loan Agreement. The Eighth
Amendment to the Senior Loan Agreement duly executed by Borrower.

               (e) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Senior Lender.

        5. Representations and Warranties. Subordinating Lender and Borrower represent and warrant (jointly and severally) to Senior Lender that:

               (a) Amount of Junior Debt. As of the date of this Amendment, the aggregate outstanding principal balance (principal plus interest) of this Junior Debt is Forty One Million One Hundred Forty One Thousand Eight Hundred Thirty Five Dollars ($41,141,835).

               (b) No Default. After giving effect to the transactions contemplated by this Amendment, Borrower is not in default under any Junior Debt Document.

        6. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of California governing contracts wholly to be performed in that State.

        7. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute but one and the same instrument.

        8. Due Execution. The execution, delivery and performance of this Amendment are within the powers of the Subordinating Lender, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Subordinating Lender.

        9. Otherwise Not Affected. In the event of any conflict or inconsistency between the Subordination Agreement and the provisions of this Amendment, the provisions of this Amendment shall govern. Except to the extent set forth herein, the Subordination Agreement shall remain in full force and effect.

        10. Ratification. Subordinating Lender hereby restates, ratifies and reaffirms each and every term and condition set forth in the Subordination Agreement, as amended hereby, effective as of the date hereof.

        11. Estoppel. To induce Senior Lender to enter into this Amendment and to continue to make advances to Borrower under the Senior Loan Agreement, Subordinating Lender hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no default by Subordinating Lender and no right of offset, defense, counterclaim or objection in favor of Subordinating Lender as against Senior Lender with respect to the obligations of Subordinating Lender under the Subordination Agreement.


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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                      KRAUSE'S FURNITURE, INC.,
                                      a Delaware corporation


                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________


                                      CONGRESS FINANCIAL
                                      CORPORATION (WESTERN),
                                      a California corporation


                                      By:_____________________________
                                      Name:___________________________
                                      Title:__________________________


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                                 ACKNOWLEDGMENT


        The undersigned Borrower hereby approves of, and agrees and consents to the foregoing Amendment. Borrower further agrees to be bound by the Subordination Agreement, as amended by such Amendment. Although Senior Lender and Subordinating Lender have informed Borrower of such Amendment and the matters set forth above, and Borrower has acknowledged the same, Borrower understands and agrees that neither Senior Lender nor Subordinating Lender has a duty under the Subordination Agreement, the Senior Loan Agreement or any other agreement with Borrower, to so notify Borrower or to seek such an acknowledgment, for such Amendment to be effective, and nothing contained herein is intended to or shall create such a duty as to any amendments hereafter.


Dated:  December 15, 1999                   KRAUSE'S CUSTOM CRAFTED
                                            FURNITURE CORP.,
                                                  a California corporation



                                                By:_____________________________
                                                Name:___________________________
                                                Title:__________________________



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